As filed with the Securities and Exchange Commission on August 28, 1998
                                                      Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              __________________
                                   FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               _________________
                               SCHLUMBERGER N.V.
                            (SCHLUMBERGER LIMITED)
            (Exact name of registrant as specified in its charter)

             NETHERLANDS ANTILLES                              1389                               52-0684746
(STATE OR OTHER JURISDICTION OF INCORPORATION      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
               OR ORGANIZATION)                     CLASSIFICATION CODE NUMBER)

            42 RUE SAINT-DOMINIQUE                       277 PARK AVENUE                         PARKSTRAAT 83
              PARIS, FRANCE 75007                 NEW YORK, NEW YORK, USA 10172                   THE HAGUE,
                (33-1) 4062-1000                         (212) 350-9400                         THE NETHERLANDS
                                                                                                    2514 JG
                                                                                                (31-70) 310-5447

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              ___________________
                            DAVID S. BROWNING, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                             SCHLUMBERGER LIMITED
                                277 PARK AVENUE
                         NEW YORK, NEW YORK 10172-2066
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ____________________
                                   COPY TO:
                            MOULTON A. GOODRUM, JR.
                             BAKER & BOTTS, L.L.P.
                             3000 ONE SHELL PLAZA
                           HOUSTON, TEXAS 77002-4995
                                (713) 229-1234
                              __________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after all conditions to the merger (the "Merger") of Camco International Inc. ("Camco") with a subsidiary of Registrant pursuant to that certain Agreement and Plan of Merger dated as of June 18, 1998 (the "Merger Agreement") have been satisfied.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [X] Reg. No. 333-59961
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering.   [_]
                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                        TO BE         OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED                 REGISTERED (1)      PER SHARE             PRICE(2)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         500,000             N/A              $28,875,000             $8,519
========================================================================================================================

(1) Supplements the 45,000,000 shares of common stock of the Registrant previously registered on Form S-4 (Reg. No. 333-59961) such that the total amount registered is no less than the number of shares of common stock of the Registrant to be issued in the Merger to holders of common stock of Camco determined in accordance with the terms of the Merger Agreement (1.18 shares of common stock of the Registrant for each outstanding share of common stock of Camco) and based on the number of shares of common stock of Camco outstanding on August 27, 1998.
(2) Reflects the market price of the Common Stock of Camco to be exchanged for Common Stock of the Registrant in connection with the Merger described in this Registration Statement computed in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock of Camco as reported by the New York Stock Exchange, Inc. on August 27, 1998 ($57.75). The proposed maximum aggregate offering price is estimated solely to determine the registration fee.

This Registration Statement on Form S-4 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and amends the Registrant's earlier Registration Statement on Form S-4 (Reg. No. 333-59961) filed with the Securities and Exchange Commission on July 27, 1998, which is incorporated by reference herein by this reference.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits.

     EXHIBIT
     NUMBER                 DESCRIPTION
     -------                -----------

     2.1*  --  Agreement and Plan of Merger dated as of June 18, 1998 among
               Schlumberger Technology Corporation and Camco International Inc. (incorporated by reference to Exhibit 2.1 to Schlumberger's Form 8-K dated June 18, 1998, File 001-04601).

     3.1* -- Deed of Incorporation of Schlumberger, as amended (incorporated by reference to Exhibit 3(i) to Schlumberger's Form 10-Q for the quarter ended December 31, 1993, File 001-04601).

     3.2* -- By-laws of Schlumberger, as amended (incorporated by reference to Exhibit 3 to Schlumberger's Form 10-K for the year ended December 31, 1993, File 001-04601).

     5.1   --  Opinion of David S. Browning, regarding legality of securities.

     8.1*  --  Opinion of Baker & Botts, L.L.P., regarding certain tax matters
               (incorporated by reference to Exhibit 8.1 to Schlumberger's Registration Statement on Form S-4, Reg. No. 333-59961).

     8.2* -- Opinion of Fulbright & Jaworski LLP, regarding certain tax matters (incorporated by reference to Exhibit 8.2 to Schlumberger's Registration Statement on Form S-4, Reg. No. 333-59961).

     23.1 -- Consent of PricewaterhouseCoopers LLP, with respect to the financial statements of Schlumberger.

     23.2 -- Consent of Arthur Andersen LLP, with respect to the financial statements of Camco.

     23.3  --  Consent of David S. Browning (including on Exhibit 5.1).

     23.4* --  Consent of Baker & Botts, L.L.P. (included in Exhibit 8.1).

     23.5* --  Consent of Fulbright & Jaworski LLP (included in Exhibit 8.2).

     24.1* -- Powers of Attorney for Schlumberger's directors (incorporated by reference to Exhibit 24.1 to Schlumberger's Registration Statement on Form S-4, Reg. No. 333-59961).

     99.1* -- Proxy card for use at Special Meeting of Camco (incorporated by reference to Exhibit 99.1 to Schlumberger's Registration Statement on Form S-4, Reg. No. 333-59961).


     -----------------

*  Incorporated by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 1998.

                         SCHLUMBERGER N.V.
                         (Schlumberger Limited)



                         By:  /s/ Arthur Lindenauer
                             ------------------------------------
                              Arthur Lindenauer
                              Executive Vice President--Finance;
                              Chief Financial Officer and
                              Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 28, 1998 in the capacities indicated.



* /s/   D. Euan Baird                    */s/   William T. McCormick, Jr.
----------------------------------       -------------------------------------
D. Euan Baird                            William T. McCormick, Jr.
Director, Chairman, President            Director
and Chief Executive Officer



  /s/ Arthur Lindenauer                  */s/   Didier Primat
----------------------------------       -------------------------------------
Arthur Lindenauer                        Didier Primat
Executive Vice President - Finance;      Director
Chief Financial Officer and Chief
Accounting Officer



*/s/   Don E. Ackerman                   */s/   Nicolas Seydoux
----------------------------------       -------------------------------------
Don E. Ackerman                          Nicolas Seydoux
Director                                 Director



*/s/   John Deutch                       */s/   Linda Gillespie Stuntz
----------------------------------       -------------------------------------
John Deutch                              Linda Gillespie Stuntz
Director                                 Director



*/s/   Victor E. Grijalva                */s/   Sven Ullring
----------------------------------       -------------------------------------
Victor E. Grijalva                       Sven Ullring
Vice Chairman and Director               Director



*/s/   Denys Henderson                   */s/   Yoshihiko Wakumoto
----------------------------------       -------------------------------------
Denys Henderson                          Yoshihiko Wakumoto
Director                                 Director



*/s/   Andre Levy-Lang
----------------------------------
Andre Levy-Lang
Director



*By /s/ Arthur Lindenauer
    ------------------------------
     Arthur Lindenauer,
     as Attorney-in-fact